UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Shattuck Labs, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903 Shattuck Labs, Inc. Important Notice Regarding the Availability of Proxy Materials For the Stockholders Meeting to be held on May 23, 2023 For Stockholders of record as of March 30, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, including the Notice, Proxy Statement and Annual Report, and to obtain directions to attend the meeting, go to: www.proxydocs.com/STTK To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/STTK Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy materials or materials for future meetings, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 12, 2023. Unless requested, you will not otherwise receive a paper or e-mail copy. To order paper materials, use one of the following methods. INTERNET TELEPHONE * E-MAIL www.investorelections.com/STTK (866) 648-8133 paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) control number located in the shaded box above. in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail. Shattuck Labs, Inc. Meeting Type: Annual Meeting of Stockholders Date: Tuesday, May 23, 2023 Time: 11:00 AM, Eastern Time Place: Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/STTK for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/STTK SEE REVERSE FOR FULL AGENDA

Shattuck Labs, Inc. Annual Meeting of Stockholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. To elect the two Class III director nominees named in the Proxy Statement to serve until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified. 1.01 Helen M. Boudreau 1.02 Taylor Schreiber, M.D., Ph.D. 2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.